                                                                    Exhibit 4(d)

                                                                   DRAFT 5/19/94


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS
NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THESE NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY INSURED DEPOSITARY INSTITUTION OR OTHER SUBSIDIARY OF THE ISSUER AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

REGISTERED                                                           REGISTERED
No. FXR-                                                             $
                                                                     CUSIP:

                           CORESTATES CAPITAL CORP

                              MEDIUM-TERM NOTE
                             (Senior Fixed Rate)

      Payment of Principal, Premium, if any, and Interest Guaranteed by
                          CORESTATES FINANCIAL CORP


ORIGINAL ISSUE DATE:          INTEREST RATE:             STATED MATURITY DATE:

____________________              __________%            ____________________

INITIAL REDEMPTION            INITIAL REDEMPTION         ANNUAL REDEMPTION DATE:
PERCENTAGE:                  PERCENTAGE REDUCTION:
____________________          __________________         ____________________

OPTIONAL REPAYMENT
 DATE(S):
____________________

     CoreStates Capital Corp, a Pennsylvania corporation (the "Company"), for value received, hereby promises to pay to
                                                            , or registered
assigns, the principal sum of                                     DOLLARS on the
Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, semiannually on March 15 and September 15 (each, an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the Holder (as defined below) of such Note on the Regular Record Date with respect to such Interest Payment Date, and on the Stated Maturity Date shown above (or any Redemption Date as defined on the reverse hereof or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal repayable on such date). Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day (as defined below), principal, premium, if any, and interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest on each payment shall accrue for the period from and after such Maturity Date or Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person (the "Holder") in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest
                                           --------  -------
payable on the Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture (as defined on the reverse hereof). As used herein, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banks in The City of New York are required or authorized by law or executive order to close.

     Payment of the principal of, and premium, if any, and interest on, this Note will be made in immediately available funds at the corporate trust office of CoreStates Bank, N.A. (the "Paying Agent") in the City of Philadelphia, or at such other agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on any Interest Payment Date other than the Maturity Date may be made at the option of the Company by check mailed to the address of the Holder as such address shall appear in the Security Register; provided, however, that a Holder of not less than
                   --------  -------
$10,000,000 aggregate principal amount of the Notes (whether having identical terms and provisions) may, by written notice to the Paying Agent at its corporate trust office in the City of Philadelphia (or at such other address as the Company shall give notice in writing) on or before the Regular Record Date preceding an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Paying Agent, made by wire transfer of immediately available funds to an account maintained at a bank in The City of New York (or other bank consented to by the Company, which consent may not be unreasonably withheld) as such Holder shall have designated; provided that such bank has appropriate facilities therefor. Notwithstanding the preceding sentence, payments of principal of, and premiums, if any, and interest on, any Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Paying Agent from the Holder hereof not less than one Business Day prior to such Maturity Date and (ii) presentation of this Note at the corporate trust office of the Paying Agent in the City of Philadelphia or at such other agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.


[SEAL]                              CORESTATES CAPITAL CORP

                                    By:  ______________________
                                         Name:
                                         Title:


Attest:


By:  __________________________
     Name:
     Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated, referred to in the within-mentioned
Indenture.

NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, as Trustee


By:__________________________
   Authorized Signatory

By:  CORESTATES BANK, N.A.
     As Authenticating Agent


By:  _______________________
     Authorized Signatory

                              [REVERSE OF NOTE]

                           CORESTATES CAPITAL CORP

                              MEDIUM-TERM NOTE
                             (Senior Fixed Rate)


     This Medium-Term Note is one of a duly authorized series of Securities (the "Securities") of the Company issued and to be issued under a Senior Indenture, dated as of December 1, 1990 (the "Indenture"), among the Company, the Guarantor (as defined below) and NationsBank of Georgia, National Association, as trustee and successor to Wachovia Bank of Georgia, N.A. (the "Trustee", which term shall include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Medium-Term Notes (the "Notes") may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

     This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated on the face hereof. If no Optional Repayment Dates are set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid together with accrued interest thereon payable to the applicable Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Paying Agent at its corporate trust office in the City of Philadelphia, or at such other place or places as the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the applicable Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof (each such date fixed for redemption, a "Redemption Date"). If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Company at the applicable Redemption Price referred to below together with accrued interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     If this Note is redeemable at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     Except as may be provided in the Indenture, if an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor, and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     The Guarantor, or a Subsidiary (as defined in the Indenture) thereof, may directly assume, by a supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Securities, in which case the Company shall be released from its liability as obligor on the Securities.

     The Indenture provides that the Company and the Guarantor, at their option, (a) will be discharged from any and all obligations in respect of the Notes (except for certain obligations to register the transfer of or exchange Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) or (b) need not comply with certain provisions of the Indenture, in each case if the Company or the Guarantor deposits, in trust, with the Trustee money or U.S. Government Obligations (as defined in the Indenture) which, with respect to U.S. Government Obligations, through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount in cash sufficient to pay all the principal of and interest on the Securities on the dates such payments are due in accordance with the terms of such Notes, and certain other conditions are satisfied.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the corporate trust office of CoreStates Bank, N.A., as Security Registrar, in the City of Philadelphia or at such other agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer or exchange, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any agent thereof shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such State.

     All terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.


                   GUARANTEE OF CORESTATES FINANCIAL CORP


     For value received, CoreStates Financial Corp, a Pennsylvania corporation (the "Guarantor"), hereby unconditionally guarantees to the Holder of this Note the due and punctual payment of the principal of, and premium, if any, and interest on (including any Additional Amounts payable in respect thereof), this Note when and as the same shall become due and payable, whether at the Stated Maturity Date or upon acceleration, redemption, repayment or otherwise, according to the terms of the Indenture. In case of the failure of the Company punctually to make any such payment of principal, premium, if any, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity Date or upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company.

     The Guarantor hereby agrees that its obligations under this Guarantee shall be as principal and not merely as surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the provisions of this Note or the Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Note or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest on, this Note and the complete performance of all other obligations contained herein.

     The Guarantor shall be subrogated to all rights of the Holder of this Note against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however,
                                                        --------  -------
that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until payment in full of the principal of, and premium, if any, and interest on, the Note and the complete performance of all other obligations contained herein.

     Subject to the next following paragraph, the Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

     Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers, this Guarantee shall not be valid or obligatory for any purposes.

     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed in facsimile by its duly authorized officer under its corporate seal.

Dated:_____________________

[SEAL]                              CORESTATES FINANCIAL CORP



                                    By:______________________
                                       Name:
                                       Title:


Attest:


By:____________________________
   Name:
   Title:

                          OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at __________________________________

_______________________________________________________________________________
       (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Paying Agent must receive at its corporate trust office in the City of Philadelphia, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be in denominations of $1,000 and integral multiples thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $_______.

Dated:  ________________      _________________________________

                              NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                                ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM--as tenants in common

          UNIF GIFT MIN ACT--.............Custodian............
                                                     (Minor)

                      Under Uniform Gifts to Minors Act

                      .................................
                                   (State)

          TEN ENT--as tenants by the entireties
          JT TEN-- as joint tenants with right of survivorship and not as tenants in common

            Additional abbreviations may also be used though not
                             in the above list.


                        _____________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
     Identifying Number of Assignee:

                        _____________________________

      _________________________________________________________________

                 PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                       INCLUDING ZIP CODE OF ASSIGNEE:


      _________________________________________________________________

      _________________________________________________________________

      _________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________

______________________________________________________ attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.

Dated:  ___________________         _________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note within instrument in every particular, without alteration or enlargement, or any change whatever.